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                                                                    EXHIBIT 12




                             JOHNSON CONTROLS, INC.
                      COMPUTATION OF RATIO OF EARNINGS TO
                                 FIXED CHARGES
                             (Dollars In millions)


                                                                                            For the Three Months
                                                                                           Ended December 31, 1997
                                                                                          ------------------------------
Income from continuing operations                                                                   $ 65.3
Provision for income taxes                                                                            50.8
Undistributed earnings of partially-owned affiliates                                                  (4.1)
Minority interests in net earnings of subsidiaries                                                     6.2
Amortization of previously capitalized interest                                                        0.8
                                                                                                    ------
                                                                                                     119.0
                                                                                                    ------

Fixed charges:
  Interest incurred and amortization of debt expense                                                  33.3
  Estimated portion of rent expense                                                                    8.9
                                                                                                    ------
Fixed charges                                                                                         42.2
Less:  Interest capitalized during the period                                                         (1.3)
                                                                                                    ------
                                                                                                      40.9
                                                                                                    ------
Earnings                                                                                            $159.9
                                                                                                    ======

Ratio of earnings to fixed charges                                                                     3.8
                                                                                                    ======




     For the purpose of computing this ratio, "earnings" consist of (a) income from continuing operations before income taxes (adjusted for undistributed earnings or recognized losses of partially-owned affiliates which are less than 50% owned, minority interests in net earnings of subsidiaries, and amortization of previously capitalized interest), plus (b) fixed charges, minus (c) interest capitalized during the period. "Fixed charges" consist of (a) interest incurred and amortization of debt expense plus (b) the portion of rent expense representative of the interest factor.




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